Exhibit 99.1

NDCHealth Reports Fiscal Third Quarter Results

ATLANTA, April 19, 2004 – NDCHealth Corporation (NYSE: NDC) today announced financial results for its fiscal third quarter ended February 27, 2004. Revenue increased to $116.1 million from $109.0 million in the third quarter of fiscal 2003.

Net income in the third quarter of fiscal 2004 was $9.3 million, or $0.26 per diluted share. During the third quarter, the company estimated that inventory levels of physician system units held by value-added resellers (VARs) increased. In addition, the aging of accounts receivable from VARs in the company’s physician business unit also increased. As a result, the company delayed until future periods the recognition of $2.3 million of revenue from certain third quarter sales to these VARs, which impacted net income by $0.8 million. The company also increased accounts receivable reserves in its physician business unit by approximately $0.9 million. Together, these factors reduced third quarter EPS by $0.04 per diluted share. EPS also included the impact of $0.7 million in after-tax costs, or $0.02 per diluted share, associated with the ArcLight transaction, which closed in December 2003. The majority of these costs were non-cash or were fully reimbursed by ArcLight and consisted of transaction and other expenses associated with transition activities and amortization from the ArcLight transaction.

Third quarter fiscal 2004 net income and per share results compare to a net loss of $(3.7) million, or $(0.11) per diluted share, in the fiscal third quarter last year. The fiscal 2003 third quarter loss included total pre-tax charges of approximately $18.7 million, or $0.43 per diluted share after tax, related to early extinguishment of debt and charges, including investment losses related to the sale of MedUnite.

For the nine-month period ended February 27, 2004, net cash provided by operating activities was $70.4 million, a level similar to the $70.3 million reported in the same period of fiscal 2003. Improved management of working capital was offset by an additional $21.3 million in cash interest paid this fiscal year when compared to the same nine-month period in fiscal 2003. The company also reduced debt by approximately $14.5 million since its fiscal second quarter ended November 28, 2003.

Free cash flow, a non-GAAP measure defined as net cash provided by operating activities less capital expenditures and dividends paid, was $32.5 million for the first nine months of this fiscal year.

“We set out at the beginning of this fiscal year with an eight-quarter plan, and we are making solid progress against it,” said Walter Hoff, NDCHealth’s chairman and chief executive officer. “Our execution priorities are to grow revenue through business solution sales, control costs and leverage our infrastructure to realize margin improvement, and generate increasing cash flow to reduce debt.”

NDCHealth Reports Third Quarter Results

“We are in the midst of our most active new product development and introduction cycle ever, and the initial market enthusiasm for our new solutions has generated strong early sales. We continue to invest in our businesses and are combining ArcLight prescription data with our Intelligent Health Repository to build next-generation products for pharmaceutical manufacturers,” Hoff continued. “We intend to take advantage of our extensive market presence. We will be focusing our efforts on converting current customers to our new platforms in addition to selling into new prospects with the goal of increasing revenue per claim, expanding profit margins and improving cash flow.”

On March 31, 2004, a special committee of NDCHealth’s board comprised of the members of its Audit Committee, each of whom is an independent director, and independent legal and accounting advisors retained by the Special Committee, initiated a review of practices and procedures relating to the timing of revenue recognition of sales to the VAR channel in the company’s physician business unit. The Special Committee has completed its review and analysis. After a discussion of the results of the review with the company’s outside auditors, it was concluded based on the review that there was no impact on any reported prior period results. The company did, however, implement a change that had the impact of delaying revenue recognition of $2.3 million of third quarter sales to VARs, which impacted net income by $0.8 million.

Management is revising its financial guidance for fiscal 2004. Full-year revenue is expected to be in the range of $460 million to $466 million, which reflects the company’s shift in sales strategy to a solution-based approach, the continued constraints due to pressure on discretionary spending from U.S. pharmaceutical manufacturers, and the possibility of a near-term reduction in sales in the physician business unit.

The company is not providing earnings and cash flow guidance at this time due to the undetermined professional fees and expenses, and possible sales impact in the physician unit related to the independent review noted above. In the fourth quarter ending May 28, 2004, the company expects to incur charges related to the conclusion of activities to eliminate financial losses in Europe. Additional actions taken in the U.S. to reduce headcount are expected to result in a decrease of approximately $6.0 million in annualized compensation-related costs. This expense reduction is expected to be used to fund the sales and marketing of recently introduced and new products to accelerate future growth.

Management continues to believe NDCHealth will achieve its eight-quarter plan objectives, and is focused on executing on key business strategies to accelerate the rollout and drive the sale of new pharmacy and hospital solutions, integrate the ArcLight assets and develop new information solutions for the pharmaceutical industry, and improve cash flow.

For additional information on NDCHealth’s strategies and financial and business outlook, please refer to the company’s Current Report on Form 8-K, Quarterly Report on Form 10-Q and its Annual Report on Form 10-K/A filed with the Securities and Exchange Commission, which can be accessed from the Investor Relations page, SEC Filings section of the NDCHealth web site, http://www.ndchealth.com.

NDCHealth Reports Third Quarter Results

Conference Call and Web Cast

Management will host a conference call to discuss these results today, April 19, 2004 beginning at 5:00 pm ET. The conference call can be accessed by dialing 877-421-3895 (706-679-0822 for international/local callers), or by web cast at http://www.ndchealth.com. A replay of the conference call will be available through 11:59 pm ET on April 29, 2004, and can be accessed either via archived web cast at our corporate web site, or by dialing 800-642-1687 (706-645-9291 for international/local callers) and entering conference ID 5846059.

About NDCHealth

NDCHealth is a leading provider of health information solutions that add value to pharmacy, hospital, physician, pharmaceutical and payer businesses.

Safe Harbor

This press release contains forward-looking statements related to the company’s expected business outlook and guidance for fiscal year 2004. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in the forward-looking statements. Among other things, the company’s business outlook and the projected revenue for the remainder of fiscal year 2004 are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management’s control. Some of management’s assumptions that underlie the company’s forward-looking statements include, among others, assumptions regarding demand for the company’s products, the cost and timing of product upgrades and new product introductions, gains in market share, industry conditions affecting the company’s customers, expected pricing levels, expected growth of revenue and net income, the timing and cost of planned capital expenditures, any regulatory action, outcomes of pending or threatened litigation, the aging of accounts receivable from the company’s value-added resellers and levels of inventory purchased by these VARs, as well as recognition of VAR revenue and the adequacy of associated VAR accounts-receivable reserves, and expected synergies relating to acquisitions, joint ventures and alliances. Additional factors that could cause results to materially differ from current expectations include, but are not limited to, changes in demand for the company’s services or products, changes in the U.S. healthcare industry, consolidation within the healthcare industry as well as other factors discussed in NDCHealth’s Annual Report on Form 10-K/A for the fiscal year ended May 30, 2003, filed with the SEC. Forward-looking statements speak only as of the date they are made, and the company disclaims any obligation to update or amend these statements in light of new information, future events or otherwise. Forward-looking statements are only predictions and are not guarantees of performance.

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Contact:

Robert Borchert

VP, Investor Relations

404-728-2906

robert.borchert@ndchealth.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

NDCHealth Corporation and Subsidiaries

(In thousands, except per share data)

	Three Months Ended
	February 27, 2004	February 28, 2003
Revenues:
Network services and systems	$74,241	$67,987
Information management	41,872	41,020

	116,113	109,007

Operating expenses:
Cost of service	58,914	53,130
Sales, general and administrative	25,863	22,341
Depreciation and amortization	9,761	7,842
Restructuring, impairment and other charges	—	2,283

	94,538	85,596

Operating income	21,575	23,411

Other income (expense):
Interest and other income	126	343
Interest and other expense	(6,980)	(7,766)
Minority interest in losses	776	185
Loss related to investments	—	(14,955)
Early extinguishment of debt charges	—	(1,438)

	(6,078)	(23,631)

Income (loss) before income taxes and equity in losses of affiliated companies:
Network services and systems	10,879	9,424
Information management	4,618	6,749
Other	—	(16,393)

	15,497	(220)

Provision for income taxes	5,811	3,121

Income (loss) before equity in losses of affiliated companies	9,686	(3,341)
Equity in losses of affiliated companies	(410)	(359)

Net income (loss)	$9,276	$(3,700)

Basic earnings (loss) per share:	$0.26	$(0.11)

Shares	35,232	34,623
Diluted earnings (loss) per share:	$0.26	$(0.11)

Shares	36,284	34,623

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

NDCHealth Corporation and Subsidiaries

(In thousands, except per share data)

	Nine Months Ended
	February 27, 2004	February 28, 2003
Revenues:
Network services and systems	$216,715	$199,681
Information management	123,523	114,694

	340,238	314,375

Operating expenses:
Cost of service	171,248	156,881
Sales, general and administrative	73,871	64,555
Depreciation and amortization	28,519	22,952
Restructuring, impairment and other charges	3,999	2,283

	277,637	246,671

Operating income	62,601	67,704

Other income (expense):
Interest and other income	450	1,088
Interest and other expense	(22,296)	(14,682)
Minority interest in losses	1,399	1,216
Loss related to investments	—	(14,955)
Early extinguishment of debt charges	—	(2,359)

	(20,447)	(29,692)

Income (loss) before income taxes and equity in losses of affiliated companies:
Network services and systems	31,722	36,972
Information management	13,353	18,354
Other	(2,921)	(17,314)

	42,154	38,012

Provision for income taxes	15,797	16,886

Income before equity in losses of affiliated companies	26,357	21,126
Equity in losses of affiliated companies	(993)	(984)

Net income	$25,364	$20,142

Basic earnings per share:	$0.73	$0.58

Shares	34,934	34,561
Diluted earnings per share:	$0.71	$0.58

Shares	35,672	34,923

CONDENSED CONSOLIDATED BALANCE SHEETS

NDCHealth Corporation and Subsidiaries

(In thousands, except share data)

	February 27, 2004	May 30, 2003
ASSETS
Current assets:
Cash and cash equivalents	$33,602	$16,103
Accounts receivable	82,720	78,988
Allowance for doubtful accounts	(8,555)	(6,785)

Accounts receivable, net	74,165	72,203

Income tax receivable	2,050	1,199
Deferred income taxes	10,022	21,663
Prepaid expenses and other current assets	31,862	34,304

Total current assets	151,701	145,472

Property and equipment, net	128,494	116,678
Intangible assets, net	492,078	479,234
Deferred income taxes	—	5,018
Debt issuance cost	13,476	12,756
Investments	17,979	15,662
Other	15,669	12,432

Total Assets	$819,397	$787,252

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$6,037	$6,558
Current portion of obligations under capital leases	1,019	1,028
Accounts payable and accrued liabilities	67,993	61,211
Accrued interest	7,074	13,281
Deferred revenue	37,444	38,137

Total current liabilities	119,567	120,215

Long-term debt	305,666	321,262
Obligations under capital leases	124	558
Deferred revenue	8,794	9,461
Deferred income taxes	742	—
Other long-term liabilities	30,557	30,225

Total liabilities	465,450	481,721

Commitments and contingencies	—	—
Minority interest in equity of subsidiaries	7,620	9,019
Stockholders' equity:
Preferred stock, par value $1.00 per share; 1,000,000 shares authorized, none issued	—	—
Common stock, par value $.125 per share; 200,000,000 shares authorized; 35,961,257 and 34,888,753 shares issued, respectively.	4,495	4,361
Capital in excess of par value	242,423	216,156
Retained earnings	100,338	79,228
Deferred compensation and other	(5,722)	(4,301)
Other comprehensive income	4,793	1,068

Total stockholders' equity	346,327	296,512

Total Liabilities and Stockholders' Equity	$819,397	$787,252

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

NDCHealth Corporation and Subsidiaries

(In thousands)

	Nine Months Ended
	February 27, 2004	February 28, 2003
Cash flows from operating activities:
Net income	$25,364	$20,142
Adjustments to reconcile net income to cash provided by operating activities:
Equity in losses of affiliated companies	993	984
Non-cash portion of restructuring, impairment and other charges	1,049	2,283
Non-cash in process research and development charges	350	—
Non-cash early extinguishment of debt charges	—	1,217
Loss related to investments	—	14,955
Depreciation and amortization	28,519	22,952
Deferred income taxes	17,709	12,072
Provision for bad debts	3,246	2,115
Other, net	2,211	5,333
Changes in assets and liabilities which provided (used) cash, net of the effects of acquisitions:
Accounts receivable, net	(6,092)	(5,307)
Prepaid expenses and other assets	(1,728)	(8,612)
Accounts payable and accrued liabilities	7,312	(1,304)
Accrued interest on long term debt	(6,207)	6,490
Deferred revenue	(1,499)	(3,896)
Income taxes	(862)	857

Net cash provided by operating activities	70,365	70,281

Cash flows from investing activities:
Capital expenditures	(33,633)	(31,767)
Proceeds from the sale of equipment	2,148	—
Investing activities and other non-current assets	(7,077)	(13,831)

Net cash used in investing activities	(38,562)	(45,598)

Cash flows from financing activities:
Net repayments under lines of credit	—	(91,000)
Net principal payments under capital lease arrangements and other long-term debt	(16,559)	(1,888)
Net cash from refinancing activities	(395)	168,070
Net proceeds from stock activities	8,431	1,283
Dividends paid	(4,254)	(4,170)

Net cash (used in) provided by financing activities	(12,777)	72,295

Cash flows from discontinued operations:
Cash provided by tax benefits of discontinued operations	—	6,106
Cash used in discontinued operations	(1,527)	(4,393)

Net cash (used in) provided by discontinued operations	(1,527)	1,713

Increase in cash and cash equivalents	17,499	98,691
Cash and cash equivalents, beginning of period	16,103	13,447

Cash and cash equivalents, end of period	$33,602	$112,138

FREE CASH FLOW RECONCILIATION

NDCHealth Corporation and Subsidiaries

In light of our goal of reducing our levels of senior debt and interest expense, we believe that free cash flow is a meaningful measure of our ability to generate cash for the payment of debt. We define free cash flow as net cash provided by operating activities less capital expenditures and dividends paid. Free cash flow is not a Generally Accepted Accounting Principles (GAAP) measurement and may not be comparable to free cash flow reported by other companies. The tables below reconcile free cash flow for the nine months ended February 27, 2004 and February 28, 2003 to our results determined under GAAP.

(In thousands)

	Nine Months Ended
	February 27, 2004	February 28, 2003
Net cash provided by operating activities	$70,365	$70,281
Capital expenditures	(33,633)	(31,767)
Dividends paid	(4,254)	(4,170)

Free cash flow	$32,478	$34,344